    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 31, 2001
                                                      REGISTRATION NO. 333-
                                                                           -----

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                       PIEDMONT NATURAL GAS COMPANY, INC.
             (Exact name of registrant as specified in its charter)

             NORTH CAROLINA                           56-0556998
    (State or Other Jurisdiction of                (I.R.S. Employer
     Incorporation or Organization)              Identification No.)

                                1915 REXFORD ROAD
                         CHARLOTTE, NORTH CAROLINA 28211
               (Address of Principal Executive Offices) (Zip Code)

        PIEDMONT NATURAL GAS COMPANY, INC. 401(k) SALARY INVESTMENT PLAN
                            (Full title of the plan)

                                WARE F. SCHIEFER
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                       PIEDMONT NATURAL GAS COMPANY, INC.
                                1915 REXFORD ROAD
                         CHARLOTTE, NORTH CAROLINA 28211
                     (Name and address of agent for service)
                                 (704) 364-3120
          (Telephone number, including area code, of Agent for Service)

                    ----------------------------------------
                                 WITH A COPY TO:

                              MARTIN C. RUEGSEGGER
                  VICE PRESIDENT, CORPORATE COUNSEL & SECRETARY
                       PIEDMONT NATURAL GAS COMPANY, INC.
                                1915 REXFORD ROAD
                         CHARLOTTE, NORTH CAROLINA 28211

                           -------------------------

                                           CALCULATION OF REGISTRATION FEE

--------------------------- ------------------- -------------------------- -------------------------- -----------------
Title of each class of        Amount to be          Proposed maximum           Proposed maximum          Amount of
  securities to be            registered        offering price per share   aggregate offering price   Registration Fee
   registered (1)                                        (2)                      (2) (3)
--------------------------- ------------------- -------------------------- -------------------------- -----------------
Common Stock,
 No Par Value               10,000 shares              $36.20                    $362,000                $87.00
--------------------------- ------------------- -------------------------- -------------------------- -----------------
Preference Share
 Purchase Rights            10,000 shares                  --                          --                    --
--------------------------- ------------------- -------------------------- -------------------------- -----------------

(1) This Registration Statement covers 10,000 shares of Common Stock, no par value, ("Common Stock") of Piedmont Natural Gas Company, Inc., a North Carolina corporation ("Company"), which may be offered and sold from time to time pursuant to the Company's Salary Investment Plan ("Plan"). The Common Stock also includes the associated rights to purchase Series A Junior Participating Preferred Stock ("Rights") that are attached to and trade with the shares of the Common Stock. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan.

(2) Determined on the basis of the average of the high and low sale price of the Common Stock as reported on the New York Stock Exchange on December 26, 2001, solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933.

(3) Since no separate consideration is paid for the Rights, the registration fee for such securities is included in the fee for the Common Stock. The value attributable to the rights, if any, is reflected in the market price of the Common Stock.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.  PLAN INFORMATION.

The information required by Item 1 is omitted from this Registration Statement in accordance with the Note to Part I of Form S-8.

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

The information required by Item 2 is omitted from this Registration Statement in accordance with the Note to Part I of Form S-8.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The SEC allows us to "incorporate by reference" information into this prospectus that we have filed with it. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, except for any information that is superseded by information that is included directly in this document.

         This prospectus includes by reference the following documents that we have previously filed with the SEC and that we have not included or delivered with this document: (a) our Annual Report on Form 10-K for the year ended October 31, 2000; (b) our Quarterly Report on Form 10-Q for the quarter ended January 31, 2001; (c) our Quarterly Report on Form 10-Q for the quarter ended April 30, 2001; (d) our Quarterly Report on Form 10-Q for the quarter ended July 31, 2001; (e) our Current Report on Form 8-K filed on August 2, 2001; (f) our Current Report on Form 8-K filed on August 7, 2001; (g) our Current Report on Form 8-K filed on August 27, 2001; and (h) our Current Report on Form 8-K filed on December 21, 2001.

         These documents contain important information about us, our Common Stock and our financial condition. You can obtain any of the documents incorporated by reference in this document from us without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit to this Registration Statement. You can obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from us at the following address or telephone number:

                  Vice President, Corporate Counsel & Secretary
                       Piedmont Natural Gas Company, Inc.
                                1915 Rexford Road
                              Post Office Box 33068
                         Charlotte, North Carolina 28233
                   Telephone Number (704) 364-3483, Ext. 6202

In addition, all documents filed by the Company and the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold, or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the respective dates of filing of such documents. Any statement contained herein or in a document all or part of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4. DESCRIPTION OF SECURITIES.

Not Applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Martin C. Ruegsegger, Vice President, Corporate Counsel & Secretary of the Company, whose opinion with respect to the Common Stock and Rights is filed as Exhibit 5(a) hereto, is an officer of the Company and owns, as of December 26, 2001, 5,254 shares of Common Stock.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The following provisions of the North Carolina Business Corporation Act as contained in the North Carolina General Statutes ("N.C.G.S." or "G.S.") govern indemnification of our directors and officers:

         SECTION 55-8-50. POLICY STATEMENT AND DEFINITIONS. (a) It is the public policy of this State to enable corporations organized under this Chapter to attract and maintain responsible, qualified directors, officers, employees and agents, and, to that end, to permit corporations organized under this Chapter to allocate the risk of personal liability of directors, officers, employees and agents through indemnification and insurance as authorized in this Part.

         (b) Definitions in this Part:

                  (1) "Corporation" includes any domestic or foreign corporation absorbed in a merger which, if its separate existence had continued, would have had the obligation or power to indemnify its directors, officers, employees, or agents, so that a person who would have been entitled to receive or request indemnification from such corporation if its separate existence had continued shall stand in the same position under this Part with respect to the surviving corporation.

                  (2) "Director" means an individual who is or was a director of a corporation or an individual who, while a director of a corporation, is or was serving at the corporation's request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise. A director is considered to be serving an employee benefit plan at the corporation's request if his duties to the corporation also impose duties on, or otherwise involve services by, him to the plan or to participants in or beneficiaries of the plan. "Director" includes, unless the context requires otherwise, the estate or personal representative of a director.

                  (3) "Expenses" means expenses of every kind incurred in defending a proceeding, including counsel fees.

                  (4) "Liability" means the obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan), or reasonable expenses incurred with respect to a proceeding.

                   (4a) "Officer," "employee," or "agent" includes, unless the context requires otherwise, the estate or personal representative of a person who acted in that capacity.

                  (5) "Official capacity" means: (i) when used with respect to a director, the office of director in a corporation; and (ii) when used with respect to an individual other than a director, as contemplated in G.S. 55-8-56, the office in a corporation held by the officer or the employment or agency relationship undertaken by the employee or agent on behalf of the corporation. "Official capacity" does not include service for any other foreign or domestic corporation or any partnership, joint venture, trust, employee benefit plan, or other enterprise.

                  (6) "Party" includes an individual who was, is, or is threatened to be made a named defendant or respondent in a proceeding.

                  (7) "Proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal.

         SECTION 55-8-51. AUTHORITY TO INDEMNIFY. (a) Except as provided in subsection (d), a corporation may indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if:

                  (1) He conducted himself in good faith; and

                  (2) He reasonably believed (i) in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests; and (ii) in all other cases, that his conduct was at least not opposed to its best interests; and

                  (3) In the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.

         (b) A director's conduct with respect to an employee benefit plan for a purpose he reasonably believed to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of subsection (a)(2)(ii).

         (c) The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of no contest or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct described in this section.

         (d) A corporation may not indemnify a director under this section:

                  (1) In connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or

                  (2) In connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him.

         (e) Indemnification permitted under this section in connection with a proceeding by or in the right of the corporation that is concluded without a final adjudication on the issue of liability is limited to reasonable expenses incurred in connection with the proceeding.

         (f) The authorization, approval or favorable recommendation by the board of directors of a corporation of indemnification, as permitted by this section, shall not be deemed an act or corporate transaction in which a director has a conflict of interest, and no such indemnification shall be void or voidable on such ground.

         SECTION 55-8-52. MANDATORY INDEMNIFICATION. Unless limited by its articles of incorporation, a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding.

         SECTION 55-8-53. ADVANCE FOR EXPENSES. Expenses incurred by a director in defending a proceeding may be paid by the corporation in advance of the final disposition of such proceeding as authorized by the board of directors in the specific case or as authorized or required under any provision in the articles of incorporation or bylaws or by any applicable resolution or contract upon receipt of an undertaking by or on behalf of the director to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation against such expenses.

          SECTION 55-8-54. COURT-ORDERED INDEMNIFICATION. Unless a corporation's articles of incorporation provide otherwise, a director of the corporation who is a party to a proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. On receipt of an application, the court after giving any notice the court considers necessary may order indemnification if it determines:

         (1) The director is entitled to mandatory indemnification under G.S. 55-8-52, in which case the court shall also order the corporation to pay the director's reasonable expenses incurred to obtain court-ordered indemnification; or

         (2) The director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not he met the standard of conduct set forth in G.S. 55-8-51 or was adjudged liable as described in G.S. 55-8-51(d), but if he was adjudged so liable his indemnification is limited to reasonable expenses incurred.

         SECTION 55-8-55. DETERMINATION AND AUTHORIZATION OF INDEMNIFICATION.
(a) A corporation may not indemnify a director under G.S. 55-8-51 unless authorized in the specific case after a determination has been made that indemnification of the director is permissible in the circumstances because he has met the standard of conduct set forth in G.S. 55-8-51.

          (b) The determination shall be made:

                  (1) By the board of directors by majority vote of a quorum consisting of directors not at the time parties to the proceeding;

                  (2) If a quorum cannot be obtained under subdivision (1), by majority vote of a committee duly designated by the board of directors (in which designation directors who are parties may participate), consisting solely of two or more directors not at the time parties to the proceeding;

                  (3) By special legal counsel (i) selected by the board of directors or its committee in the manner prescribed in subdivision (1) or (2); or (ii) if a quorum of the board of directors cannot be obtained under subdivision (1) and a committee cannot be designated under subdivision (2), selected by majority vote of the full board of directors (in which selection directors who are parties may participate); or

                  (4) By the shareholders, but shares owned by or voted under the control of directors who are at the time parties to the proceeding may not be voted on the determination.

         (c) Authorization of indemnification and evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, except that if the determination is made by special legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses shall be made by those entitled under subsection
(b)(3) to select counsel.

         SECTION 55-8-56. INDEMNIFICATION OF OFFICERS, EMPLOYEES, AND AGENTS. Unless a corporation's articles of incorporation provide otherwise:

                  (1) An officer of the corporation is entitled to mandatory indemnification under G.S. 55-8-52, and is entitled to apply for the court-ordered indemnification under G.S. 55-8-54, in each case to the same extent as a director;

                  (2) The corporation may indemnify and advance expenses under this Part to an officer, employee, or agent of the corporation to the same extent as to a director; and

                  (3) A corporation may also indemnify and advance expenses to an officer, employee, or agent who is not a director to the extent, consistent with public policy, that may be provided by its articles of incorporation, bylaws, general or specific action of its board of directors, or contract.

         SECTION 55-8-57. ADDITIONAL INDEMNIFICATION AND INSURANCE. (a) In addition to and separate and apart from the indemnification provided for in G.S. 55-8-51, 55-8-52, 55-8-54, 55-8-55 and 55-8-56, a corporation may in its articles of incorporation or bylaws or by contract or resolution indemnify or agree to indemnify any one or more of its directors, officers, employees, or agents against liability and expenses in any proceeding (including without limitation a proceeding brought by or on behalf of the corporation itself) arising out of their status as such or their activities in any of the foregoing capacities; provided, however, that a corporation may not indemnify or agree to indemnify a person against liability or expenses he may incur on account of his activities which were at the time taken known or believed by him to be clearly in conflict with the best interests of the corporation. A corporation may likewise and to the same extent indemnify or agree to indemnify any person who, at the request of the corporation, is or was serving as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise or as a trustee or administrator under an employee benefit plan. Any provision in any articles of incorporation, bylaw, contract, or resolution permitted under this section may include provisions for recovery from the corporation of reasonable costs, expenses, and attorneys' fees in connection with the enforcement of rights to indemnification granted therein and may further include provisions establishing reasonable procedures for determining and enforcing the rights granted therein.

          (b) The authorization, adoption, approval, or favorable recommendation by the board of directors of a public corporation of any provision in any articles of incorporation, bylaw, contract or resolution, as permitted in this section, shall not be deemed an act of corporate transaction in which a director has a conflict of interest, and no such articles of incorporation or bylaw provision or contract or resolution shall be void or voidable on such grounds. The authorization, adoption, approval, or favorable recommendation by the board of directors of a nonpublic corporation of any provision in any articles of incorporation, bylaw, contract or resolution, as permitted in this section, which occurred prior to July 1, 1990, shall not be deemed an act or corporate transaction in which a director has a conflict of interest, and no such articles of incorporation, bylaw provision, contract or resolution shall be void or voidable on such grounds. Except as permitted in G.S. 55-8-31, no such bylaw, contract, or resolution not adopted, authorized, approved or ratified by shareholders shall be effective as to claims made or liabilities asserted against any director prior to its adoption, authorization, or approval by the board of directors.

          (c) A corporation may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee, or agent of the corporation, or who, while a director, officer, employee, or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, against liability asserted against or incurred by him in that capacity or arising from his status as a director, officer, employee, or agent, whether or not the corporation would have power to indemnify him against the same liability under any provision of this Chapter.

         SECTION 55-8-58. APPLICATION OF PART. (a) If articles of incorporation limit indemnification or advance for expenses, indemnification and advance for expenses are valid only to the extent consistent with the articles.

          (b) This Part does not limit a corporation's power to pay or reimburse expenses incurred by a director in connection with his appearance as a witness in a proceeding at a time when he has not been made a named defendant or respondent to the proceeding.

          (c) This Part shall not affect rights or liabilities arising out of acts or omissions occurring before July 1, 1990.

         Our By-Laws provide that we shall indemnify and hold harmless our directors, and our officers who are also directors or who are designated by the Board of Directors from time to time as indemnified officers ("indemnified officers") against any obligation to pay any judgment, settlement, penalty, fine (including any excise tax assessed with respect to an employee benefit plan) and reasonable expenses, including but not limited to attorneys' fees of opposing parties ("Liabilities") and for any expenses incurred with respect to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, whether formal or informal, and any appeal therein (and any inquiry or investigation that could lead to such a proceeding) (a "Proceeding"), including any Proceeding brought by us or on our behalf, arising out of their status as our directors or officers. We also indemnify our directors and indemnified officers for their service at our request as a director, officer, partner, trustee, employee or agent or another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. We do not, however, indemnify a director or indemnified officer against Liabilities or expenses incurred on account of activities of such person that at the time taken were known or believed by him or her, or a reasonable person would have or should have known, to be clearly in conflict with our best interests. The By-Laws further provide that we shall indemnify each director and indemnified officer for his or her reasonable costs, expenses and attorneys' fees incurred in connection with the enforcement of the rights to indemnification granted therein, if it is determined that such director or indemnified officer is entitled to indemnification thereunder.

         Our Articles of Incorporation, as amended, contain the following provisions:

                  ARTICLE 8: A director of the Corporation shall not be personally liable to the Corporation or any of its shareholders for monetary damages for any breach of duty as a director, except for liability with respect to (i) acts or omissions not made in good faith that the director at the time of such breach knew or believed were in conflict with the best interests of the Corporation, (ii) any liability under N.C.G.S. sec. 55-8-33 (liability for unlawful distributions),
         (iii) any transaction from which such director derived an improper personal benefit, or (iv) acts or omissions occurring prior to the date on which this Article 8 became effective. As used herein, the term "improper personal benefit" does not include a director's compensation or other incidental benefit for or on account of service as a director, officer, employee, independent contractor, attorney or consultant of the Corporation. If the North Carolina General Statutes are amended after approval by the Corporation's shareholders of this Article 8 to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the North Carolina General Statutes, as so amended. No amendment or repeal of the provisions of this Article 8 shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any act or failure to act on the part of such director occurring prior to such amendment or repeal. The provisions of this Article 8 shall not be deemed to limit or preclude indemnification of a director by the Corporation for any liability which has not been eliminated by the provisions of this
         Article 8.

         We have obtained and maintain a policy for directors' and officers' liability insurance. The policy is designed to protect us in the event we are required to pay any amounts to its directors and officers as indemnification against loss arising from certain civil claims, including certain claims under the Securities Act of 1933, which might be made against its directors and officers by reason of any alleged "breach of duty," neglect, error, misstatement, misleading statement, omission or other act done or wrongfully attempted, while acting in their respective capacities as our directors or officers.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

Not Applicable.

ITEM 8. EXHIBITS.

         *4(a) Copy of Articles of Incorporation of the Company, as amended (Exhibit No. 2, Registration Statement on Form 8-B, dated March 2, 1994).

         *4(b) Copy of Certificate of Merger (New York) and Articles of Merger (North Carolina), each dated March 1, 1994, evidencing merger of Piedmont Natural Gas Company, Inc., with and into PNG Acquisition Company, with PNG Acquisition Company being renamed "Piedmont Natural Gas Company, Inc." (Exhibits
3.2 and 3.1 to the Registration Statement on Form 8-B, dated March 2, 1994).

         *4(c) Copy of By-Laws of the Company, as amended (Exhibit 3.1, Form 10-Q for the quarter ended January 31, 2000).

         *4(d) Copy of Rights Agreement dated as of February 27, 1998, between the Company and Wachovia Bank, N.A., as Rights Agent, including the Rights Certificate (Exhibit 10.1 to Current Report on Form 8-K dated February 27,
1998).

         5(a) Opinion of Martin C. Ruegsegger, Esquire, Vice President, Corporate Counsel & Secretary of the Company.

         23(a) Independent Auditors' Consent.

         23(b) Consent of Martin C. Ruegsegger, Esquire (contained in opinion filed as Exhibit 5(a) hereto).

         24(a) Form of Power of Attorney.

*Incorporated herein by reference as indicated.

The Company will submit or has submitted the Plan and any amendment thereto to the Internal Revenue Service (the "IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan, as amended, under Section 401 of the Internal Revenue Code.

ITEM 9.  UNDERTAKINGS

The Company hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  provided, however, that the undertakings set forth in paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

         (2) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the Common Stock offered therein, and the offering of such Common Stock at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment of any of the Common Stock being registered which remains unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the Common Stock offered therein, and the offering of such Common Stock at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions described under Item 6 above or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the Common Stock being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                POWER OF ATTORNEY

         Each director of the Company whose signature appears below hereby appoints David J. Dzuricky as their attorney-in-fact to sign in their name and behalf, in any and all capacities stated below, and to file with the Securities and Exchange Commission, any and all amendments, including post-effective amendments.

                                   SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on the 31st day of December, 2001.

                                    PIEDMONT NATURAL GAS COMPANY, INC.

                                    By:  /s/ WARE F. SCHIEFER
                                         --------------------------------------
                                         Ware F. Schiefer
                                         President and Chief Executive Officer

The Plan. Pursuant to the requirements of the Securities Act of 1933, the Salary Investment Plan Committee has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on the 31st day of December, 2001.

         Piedmont Natural Gas Company, Inc. 401(k) Salary Investment Plan

                            By:  /s/ Richard A. Linville
                                 ------------------------
                                    Richard A. Linville
                                    Vice President - Human Resources

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         SIGNATURES                            TITLE                         DATE
         ----------                            -----                         ----

/s/ Ware F. Schiefer                Director, President and           December 31, 2001
---------------------------------   Chief Executive Officer
Ware F. Schiefer

/s/ David J. Dzuricky               Senior Vice President and         December 31, 2001
-------------------------------     Chief Financial Officer
David J. Dzuricky                   (Principal Financial Officer)

/s/ Barry L. Guy                    Vice President and Controller     December 31, 2001
-------------------------------     (Principal Accounting Officer)
Barry L. Guy

                                    Director
-------------------------------
Jerry W. Amos

                                    Director
-------------------------------
C.M. Butler III

/s/ D. Hayes Clement*               Director                          December 31, 2001
-------------------------------
D. Hayes Clement

/s/ John W. Harris*                 Director                          December 31, 2001
-------------------------------
John W. Harris

                                    Director
-------------------------------
Muriel W. Helms

/s/ John H. Maxheim*                Director                          December 31, 2001
-------------------------------
John H. Maxheim

/s/ Ned R. McWherter*               Director                          December 31, 2001
-------------------------------
Ned R. McWherter

/s/ Walter S. Montgomery, Jr.*      Director                          December 31, 2001
-------------------------------
Walter S. Montgomery, Jr.

/s/ Donald S. Russell*              Director                          December 31, 2001
-------------------------------
Donald S. Russell

/s/ John E. Simkins*                Director                          December 31, 2001
-------------------------------
John E. Simkins

* Signed on behalf of the director by David J. Dzuricky pursuant to limited power of attorney.

                                INDEX TO EXHIBITS

EXHIBIT
NO.            TITLE OF EXHIBIT

4(a)           Copy of Articles of Incorporation of the Company

4(b)           Copy of Certificate of Merger (New York) and Articles of
               Merger (North Carolina)

4(c)           Copy of By-Laws of the Company, as amended

4(d)           Copy of Rights Agreement dated as of February 27, 1998

5(a)           Opinion of Martin C. Ruegsegger, Esquire*

23(a)          Independent Auditors' Consent*

23(b)          Consent of Martin C. Ruegsegger, Esquire (contained in
               Exhibit 5(a))

24(a)          Form of Power of Attorney*

* Filed herewith.